                                                                    EXHIBIT 99.6


                           CONSENT OF NOMINEE DIRECTOR

      I, Thomas S. Johnson, hereby consent to being named in the Joint Proxy Statement-Prospectus included in the Registration Statement to which this consent is an exhibit as a person who will become, subject to my appointment by the Board of Directors of North Fork Bancorporation, Inc. (the "Company"), a director of the Company effective upon the closing of the merger of GreenPoint Financial Corp. and the Company.



                                            /s/ Thomas S. Johnson
                                            ---------------------



Dated: April 2, 2004